                                                                   Exhibit 10.53

                               DOVE PARTNERS, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                                  June 4, 1999

                               TABLE OF CONTENTS

                                                                                             Page
1.   Formation of Holdings .................................................................   1

     1.1      Certificate of Incorporation .................................................   1

     1.2      Purchase and Sale of Common Stock ............................................   2

     1.3      Purchase and Sale of Initial Shares of Series A Preferred Stock ..............   2

     1.4      Purchase and Sale of Additional Shares of Series A Preferred Stock ...........   2

     1.5      Tax-Free Formation ...........................................................   3

     1.6      Use of Proceeds ..............................................................   3

2.   Representations and Warranties of the Company .........................................   3

     2.1      Organization, Good Standing and Qualification ................................   4

     2.2      Capitalization and Voting Rights .............................................   4

     2.3      Subsidiaries .................................................................   4

     2.4      Authorization ................................................................   5

     2.5      Governmental Consents ........................................................   5

     2.6      Customer Relations ...........................................................   5

     2.7      Litigation ...................................................................   5

     2.8      Patents and Trademarks .......................................................   6

     2.9      Compliance with Other Instruments ............................................   7

     2.10     Agreements Action ............................................................   7

     2.11     Related Party Transactions ...................................................   8

     2.12     Permits ......................................................................   9

     2.13     Environmental g do Safety Laws ...............................................   9

     2.14     Marketing Rights .............................................................   9

     2.15     Disclosure ...................................................................   9

     2.16     Registration Rights ..........................................................  10

     2.17     Financial Statements .........................................................  10

     2.18     Changes ......................................................................  10

     2.19     Organizational Documents .....................................................  11

     2.20     Title to Property and Assets .................................................  11

     2.21     Employee Benefit Plans .......................................................  12

     2.22     Tax Matters ..................................................................  12

                               TABLE OF CONTENTS
                                  (continued)

                                                                                             Page
     2.23   Insurance .......................................................................  13

     2.24   Books and Records ...............................................................  13

     2.25   Labor Agreements and Actions ....................................................  13

     2.26   Assumptions or Guaranties of Indebtedness of Other Persons ......................  13

     2.27   Member or Stockholder Agreements ................................................  14

     2.28   Year 2000 Readiness .............................................................  14

3.   Representations and Warranties of Holdings .............................................  14

     3.1    Organization, Good Standing and Qualification ...................................  14

     3.2    Capitalization and Voting Right .................................................  15

     3.3    Authorization ...................................................................  15

     3.4    Governmental Consents ...........................................................  15

     3.5    Litigation ......................................................................  15

     3.6    Registration Rights .............................................................  16

     3.7    Valid Issuance of Series A Preferred Stock and Holdings Common Stock ............  16

     3.8    Market Stand-Off Agreements .....................................................  16

4.   Representations and Warranties of the Contributing Members .............................  16

     4.1    Company Membership Interests ....................................................  17

     4.2    Binding Effect ..................................................................  17

     4.3    Purchase Entirely for Own Account ...............................................  17

     4.4    Disclosure of Information .......................................................  17

     4.5    Accredited Investor .............................................................  18

     4.6    Investment Experience ...........................................................  18

     4.7    Restricted Securities ...........................................................  18

     4.8    Further Limitations on Disposition ..............................................  18

     4.9    Legends .........................................................................  18

5.   Representations and Warranties of the Investors ........................................  19

     5.1    Binding Effect ..................................................................  19

     5.2    Purchase Entirely for Own Account ...............................................  19

     5.3    Disclosure of Information .......................................................  19

     5.4    Investment Experience ...........................................................  19

                               TABLE OF CONTENTS
                                  (continued)

                                                                               Page
     5.5    Accredited Investor ..............................................  19

     5.6    Restricted Securities ............................................  20

     5.7    Further Limitations on Disposition ...............................  20

     5.8    Legends ..........................................................  20

     5.9    Risks ............................................................  21

     5.10   No Representations ...............................................  21

6.   California Commissioner of Corporations .................................  21

7.   Conditions to Initial Closing ...........................................  21

     7.1    Conditions to Investor's Obligations .............................  21

     7.2    Conditions to Contributing Members' and Holding Obligations ......  24

8.   Conditions to the Additional Shares Closing .............................  24

     8.1    Conditions to the Investors' Obligations .........................  24

     8.2    Conditions to Holdings' Obligations ..............................  25

9.   Miscellaneous ...........................................................  25

     9.1    Survival of Warranties ...........................................  25

     9.2    Successors and Assigns ...........................................  25

     9.3    Governing, Law ...................................................  26

     9.4    Titles and Subtitles .............................................  26

     9.5    Notices ..........................................................  26

     9.6    Finder's Fee .....................................................  26

     9.7    Expenses .........................................................  26

     9.8    Amendments and Wavers ............................................  27

     9.9    Severability .....................................................  27

     9.10   Aggregation of Stock .............................................  27

     9.11   Entire Agreement .................................................  27

     9.12   Counterparts .....................................................  27

                                    SCHEDULES

1.3 .....................................................  Schedule of Investors

1.6 ..........................................................   Use of Proceeds

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page

2 .......................................................... Disclosure Schedule


                                    EXHIBITS

EXHIBIT A - Certificate of Incorporation
EXHIBIT B - Senior Operating Manager Job Description
EXHIBIT C - Investors' Rights Agreement
EXHIBIT D - Stockholders' Agreement
EXHIBIT E - Form of Counsel Opinion
EXHIBIT F - Form of National Loan Exchange Common Stock Purchase Agreement

                  SERIES A, PREFERRED STOCK PURCHASE AGREEMENT

     THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 4th day of June 1999, by and between Dove Partners, Inc., a Delaware corporation ("Holdings"), Dove Brothers LLC, a California limited liability company (the "Company") The Dove Holdings Corporation, a California corporation ("Dove Holdings") Ross Dove and Kirk Dove, as individuals, and Koll Management Services, Inc., a Delaware corporation ("Koll") (each a "Contributing Member", and, collectively, (the "Contributing Members") and the investors listed on
Schedule 1.3 hereto, each of which is referred to herein as an "Investor" and collectively, the "Investors".

     WHEREAS, the Contributing Members own all of the outstanding membership interests in the Company;

     WHEREAS, the Investors and the Contributing Members desire to organize and capitalize Holdings and provide for its initial governance and other matters;

     WHEREAS, Holdings is a newly formed entity with no prior assets or operations;

     WHEREAS, the Contributing Members desire to contribute all of the membership interests in the Company to Holdings in exchange (the "Exchange") for common stock of Holdings ("Holdings Common Stock") in a transaction intended to qualify under Section 357 of the Internal Revenue Code of 1986,as amended (the "Code");

     WHEREAS, Holdings, as of the date hereof, is authorized to issue up to 13,000,000 shares of Series A Preferred Stock (the "Series A Preferred Stock") having the rights, preferences, privileges and restrictions set forth in Holding's Certificate of Incorporation, a copy of which is attached hereto as Exhibit A;

     WHEREAS, Holdings desires to issue and sell an aggregate of 12,090,909 shares of Series A Preferred Stock, subject to adjustment as provided herein, to the Investors for an aggregate purchase price of $3,990,000 in two closings, the Initial Closing (as defined in Section 1.3 hereof) and the Additional Shares Closing (as defined in Section 1.4 hereof) pursuant to the terms and conditions set forth herein;

     WHEREAS, the Investors desire to purchase from Holdings in the Initial Closing the number of Initial Shares (as defined in Section 1.3 hereof) of Series A Preferred Stock set forth opposite the name of the investor in Schedule
1.3 of this Agreement, and the Investors desire to purchase from Holdings in the Additional Shares Closing the number of Additional Shares as specified in
Schedule 1.3;

              NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   Formation of Holdings

          1.1 Certificate of Incorporation. The Certificate of Incorporation of Holdings was filed with the Secretary of State of Delaware on June 4, 1999 (the "Certificate of Incorporation"), a certified copy of which is attached hereto as Exhibit A.

          1.2  Purchase and Sale of Common Stock.

               (a) Purchase and Sale. Upon the terms and conditions of this Agreement, at the Initial Closing, Holdings agrees to acquire and each of the Contributing Members agrees to contribute all of the membership interests in the Company (the "Company Membership Interests") owned by such Contributing Member in exchange for the issuance and delivery (i) to Dove Holdings of 25,688,135 shares of Holdings Common Stock, (ii) to Ross Dove of 254,417 shares of Holdings Common Stock, (iii) to Kirk Dove of 254,417 shares of Holdings Common Stock and
(iv) to Koll of 2,015,152 shares of Holdings Common Stock.

               (b) Common Stock Payment and Delivery. At the Initial Closing, Holdings shall deliver to each Contributing Member a certificate representing the Holdings Common Stock which such Contributing Member is entitled to receive against delivery to Holdings of the certificates or certificates of interests or other instruments, if any, issued by the Company and evidencing the Company Membership Interests owned by such Contributing Member.

          1.3  Purchase and Sale of Initial Shares of Series A Preferred Stock.

               (a) Purchase and Sale. Upon the terms and conditions of this Agreement, each Investor agrees, severally, to purchase at the Initial Closing, and Holdings agrees to sell and issue to each such Investor at the Initial Closing that number of shares of the Series A Preferred Stock set forth opposite each such Investor's name on Schedule 1.3 hereto for the purchase price set forth therein (the "Initial Shares").

               (b) Initial Closing. The closing (the "Initial Closing") of the purchase and sale of the Company Membership Interests and the Initial Shares shall be held at the offices of. O'Melveny & Myers LLP, 275 Battery Street, 26th Floor, San Francisco California, at 10:00 A.M., on June 14,1999, or at such other time and place on or before June 30, 1999 as the parties agree (which time and place are designated as the "Initial Closing Date").

               (c) Initial Shares Closing Payment and Delivery. At the Initial Closing, Holdings shall deliver to each Investor a certificate representing the Initial Shares which such Investor is purchasing at the Initial Closing (as set forth on Schedule 1.3) against delivery to Holdings by such Investor of a check or wire transfer in the amount of the purchase price therefor payable to Holdings' order.

          1.4  Purchase and Sale of Additional Shares of Series A Preferred
Stock.

               (a) Triggering Event. Upon the occurrence of the Triggering Event (as hereinafter defined), the Investors shall purchase from Holdings on and as of the Additional Shares Closing Date (as defined in Section 1.4(c) hereof) that number of additional shares of Series A Preferred Stock opposite each such Investor's name on Schedule 1.3 hereto for the purchase price set forth therein (the "Additional Shares"), upon the terms and conditions of this Agreement. The "Triggering Event" shall be deemed to have occurred on the fifth business day following the receipt by the Investors of notice from Holdings of the hiring by Holdings of a person to fill the position of senior operating manager of Holdings having the duties, responsibilities and authority as described in Exhibit B (the "Senior Operating Manager") who has been mutually agreed upon by the Investors and Ross Dove and Kirk Dove.

               (b) Purchase Regardless of Triggering Event. At any time during that period from the Initial Closing Date through September 30 1999, any Investor may in its discretion elect, regardless of the absence or occurrence of the Triggering Event, to purchase the Additional Shares in accordance with the terms and conditions hereof provided that each such Investor provides Holdings and the other Investors written notice of its desire to purchase the Additional Shares no later than September 15,1999(a "Notice of Exercise").

               (c) Additional Shares Closing. The closing of the purchase and sale of the Additional Shares hereunder (the "Additional Shares Closing") shall be held at such time and place as the parties agree but in no event later than the earlier of (i) fifteen(15) days after the Triggering Event or (ii) fifteen
(15) days after Holdings' receipt of a Notice of Exercise. The date on which the Additional Shares Closing actually occurs is referred to herein as the "Additional Shares Closing Date." If the Additional Shares Closing has not occurred on or before September 30, 1999, then the parties obligations under this Section 1.4 shall terminate and be of no further force or effect.

               (d) Additional Shares Closing Payment and Delivery. At the Additional Shares Closing, Holdings shall deliver to each Investor a certificate representing the number of Additional Shares such Investor is purchasing from Holdings, against delivery to Holdings by such Investor of a check or wire transfer in the amount of the purchase price therefor payable to Holdings' order.

          1.5 Tax-Free Formation. Each of the transactions involving the Holdings Common Stock and the Series A Preferred Stock hereunder are intended to be entered into as part of a single integrated plan intended to qualify under
Section 351 of the Code. The Exchange and the formation of Holdings are intended to be tax-free transactions pursuant to Section 351 of the Code and corresponding state and local laws.

          1.6 Use of Proceeds. The net proceeds (after payment of transaction expenses) from the sale of the Initial Shares and the Additional Shares will be used by Holdings as set forth on Schedule 1.6 hereto to develop an internet auction business and shall not be used to repay existing indebtedness of the Company audits subsidiaries or to invest in capital assets held for resale. Pending utilization for the purposes set forth herein, Holding: shall invest the net proceeds in short-term, interest-bearing government securities or certificates of deposit or their equivalent issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000.

     2. Representations and Warranties of the Company. Except as set forth in the applicable section of the disclosure schedule provided by the Company to the Investors prior to the execution of this Agreement (the "Disclosure Schedule") and attached hereto as Schedule 2, the Company hereby represents and warrants to Holdings and each Investor as follows:

          2.1 Organization, Good Standing and Qualification. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of its state of organization and has all requisite power and authority under the laws of its state of organization, its Articles or Certificate of Organization and Operating Agreement to carry on its business as now conducted and as proposed to be conducted. The Company has only two subsidiaries, Dovetech, Inc., a California corporation ("Dovetech") and National Loan Exchange, Inc., a Delaware corporation ("National Loan Exchange") (collectively, the "Subsidiaries"). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to conduct its business as now conducted and as proposed to be conducted. The Contributing Members have delivered to Holdings (it being understood that all items stated herein to have been delivered or provided to Holdings have also been delivered or provided to the Investors) complete and correct copies of the organizational documents of each of the Company and its Subsidiaries. Each of the Company and its Subsidiaries is duly qualified to transact business and is in good standing in each of the jurisdictions specified in Section 2.1 of the Disclosure Schedule.

          2.2  Capitalization and Voting Rights.

               (a) All of the outstanding Company Membership Interests (i) are owned as of the date hereof and (ii) will be owned after giving effect to the transactions set forth in Section 7(o) hereof by the Contributing Members in the percentages set forth on Section 2.2 of the Disclosure Schedule. The outstanding Company Membership Interests are all duly and validly authorized and issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended, and any relevant state securities laws, or pursuant to valid exemptions therefrom.

               (b) No options, warrants, rights (including conversion or preemptive rights) or agreements are presently outstanding for the purchase or acquisition from the Company of any Company Membership Interests. The Company is not a party or subject to any agreement or understanding and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

          2.3 Subsidiaries. As of the date hereof the Subsidiaries are the only subsidiaries of the Company. Section 2.3 of the Disclosure Schedule is a complete and correct list setting forth for each Subsidiary (a) the number of shares of authorized capital stock of each class of its capital stock, and (b) the number of issued and outstanding share of each class of its capital stock, the names of the holders thereof and the number of shares held by each such holder as of the date hereof and after giving effect to the transactions set forth in Section 7(o) and 7(p) hereof. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable. The Company owns of record and beneficially 100% of the outstanding shares of capital stock of Dovetech and 66.6666% of the outstanding shares of capital stock of National Loan Exchange, free and clear of all liens, encumbrances, adverse claims and interests of others of any kind. There are no preemptive or similar rights on the part of any holder of any class of securities of either Subsidiary, or options, warrants, conversion or other rights, agreements, commitments of any kind obligating either Subsidiary, contingently or otherwise to issue, sell or otherwise cause to become outstanding any shares of its capital stock of any class or securities convertible into or exchangeable for any such securities. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting, dividend rights or disposition of any capital stock of either Subsidiary. Neither the Company nor either Subsidiary controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust or other entity other than the Company's ownership of Subsidiaries.

          2.4  Authorization.

     The Company and its members and managers have all requisite power and authority under the laws of its state of organization, its Articles or Certificate of Organization and Operating Agreement necessary for the authorization, execution and delivery of this Agreement and the other agreements contemplated hereby to which it is a party and the performance of all of its obligations hereunder and thereunder. This Agreement and the other agreements contemplated hereby to which the Company is a party have been duly authorized, executed and delivered by the Company, and constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          2.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company or Subsidiaries is required in connection with the consummation of the transactions contemplated by this Agreement

          2.6 Customer Relations. Since December 31,1997, no significant customer of the Company or Subsidiaries that has been a party to a master national auction contract with the Company has terminated its relationship with the Company or Subsidiaries or threatened to do so. Section 2.6 of the Disclosure Schedule sets forth a complete and correct list of each such termination and the reasons for such termination.

          2.7 Litigation. There is no action, suit, claim, dispute, proceeding or investigation pending or, to the knowledge of the Company, currently threatened writing or involving an amount in excess of $100,000 (whether or not in writing) against the Company or Subsidiaries which questions the validity of this Agreement or the right of the Company to enter into this Agreement; the transactions contemplated hereby or thereby, or which could reasonably be expected to result, either individually or in the aggregate, in any material adverse changes in the assets, condition affairs or prospects of the Company and its Subsidiaries taken as a whole, financially or otherwise, or any change in the current equity ownership of the Company or Subsidiaries. The foregoing includes, without limitation, actions pending or threatened in writing or involving an amount in excess of $100,000 (whether or not in writing) involving the prior employment of any of the Company or Subsidiaries' employees, their use in connection with the Company or Subsidiaries' business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. There is no action, suit, claim, dispute, proceeding or investigation pending or, to the knowledge of the Company, currently threatened against the Company by any member of the Company, against any member of the Company by the Company on to the Company's knowledge, between any of the members of the Company relating to the Company. There is no action, suit, claim, dispute, proceeding or investigation pending or currently threatened against either Subsidiary by any stockholder of either Subsidiary, against any stockholder of either Subsidiary by either Subsidiary or to the Company or either Subsidiary's knowledge, between any of the stockholders of either Subsidiary relating to either Subsidiary. Neither the Company nor Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or Subsidiaries currently pending or which the Company or Subsidiaries intends to initiate.

          2.8 Patents and Trademarks. The Company and each Subsidiary has sufficient title and ownership of, or rights to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets and proprietary rights and processes (collectively, "Intellectual Property Rights") necessary for its business as now conducted and as proposed to be conducted, without, to the best knowledge of Company and each Subsidiary, any conflict with or infringement of the rights of others. The Company and each Subsidiary owns or has currently effective licenses to use all Intellectual Property Rights the absence of which could materially impair the Company or Subsidiaries' ability to carryout its strategic plans. Section 2.8 of the Disclosure Schedule is a correct and complete list of all of the patents, trademarks, service marks, trade names and copyrights of the Company and each Subsidiary and all royalties payable by the Company or Subsidiaries in connection with its current or currently planned products, processes and technologies identifying the payee, the royalty rate and the product, processor technology to which the royalty relates. There are no pending or threatened claims or disputes regarding royalties payable by the Company or Subsidiaries under currently existing licenses or otherwise. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company or Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The execution. delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not breach, violate or conflict with any instrument or agreement governing any Intellectual Property Right of the Company or Subsidiaries, will not cause any forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property Right of the Company or Subsidiaries or in any way impair the right of the Company or Subsidiaries to use, sell, license or dispose of or bring any action for the infringement of, any Intellectual Property Right of the Company or Subsidiaries or portion thereof. There are no pending claims nor any claims threatened in writing or otherwise known to management of the Company or Subsidiaries, or litigation contesting the validity, ownership or right to use, sell, license or dispose of any of the Company or Subsidiaries' Intellectual Property Rights. nor is the Company or Subsidiaries aware of any reasonable basis for any such claim, nor has the Company or Subsidiaries received any communications alleging that the Company or Subsidiaries have violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Neither the Company nor either Subsidiary is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or Subsidiaries or that would conflict with the Company or Subsidiaries' business as conducted. Neither the execution nor delivery of this Agreement nor the carrying on of the Company or Subsidiaries' business by the employees of the Company or Subsidiaries, nor the conduct of the Company or Subsidiaries' business as proposed, will, to the knowledge of the Company, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated Neither the Company nor Subsidiaries believes it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company or Subsidiaries.

          2.9 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Articles or Certificate of Organization or Operating Agreement or of any judgment, order, writ or decree to which it is a party or by which it is bound. The Company is not in violation or default of any instrument or contract to which it is a patty or by which it is bound or of any provision of any federal or state statute, rule or regulation applicable to the Company, except for violations or defaults of any contract that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, financial condition or properties of the Company and its Subsidiaries taken as a whole. Neither Subsidiary is in violation or default of any provisions of its Articles or Certificate of Incorporation or Bylaws or of any judgment, order, writ or decree to which it is a party or by which it is bound. Neither Subsidiary is in violation or default or of any instrument or contract to which it is a party or by which it is bound or of any provision of any federal or state statute, rule or regulation applicable to Subsidiaries, except for violations or defaults of any contract that individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, financial condition or properties of the Company and its Subsidiaries taken as a whole. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or Subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company or Subsidiaries, their respective businesses or operations or any of their respective assets or properties.

          2.10  Agreements Action.

               (a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its members, managers, affiliates, or any affiliate thereof or between either Subsidiary and any of its officers, directors, affiliates, or any affiliate thereof.

               (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or Subsidiaries are a party or by which they are bound which may involve (i) obligations (contingent or otherwise) of the Company or Subsidiaries in excess of $25,000 (excluding net auction proceeds payable by the Company to customers and maintained in the Company's trust account or auction or other sale proceeds payable pursuant to the contracts set forth in Section 2.3(d) of the Disclosure Schedule), or payments to the Company or Subsidiaries in excess of $50,000 (excluding gross auction revenues payable to the Company in connection with concluded auction sales), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or Subsidiaries or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company or Subsidiaries' products or services, or (iv) indemnification by the Company or Subsidiaries with respect to infringement of proprietary rights.

                (c) The Company has not, except as expressly contemplated by this Agreement or disclosed in the financial statements delivered to the Investors or set forth in Section 2.10 of the Disclosure Schedule, (i) since December 31,1998, authorized or made any distribution upon or with respect to any class of the Company Membership Interests, (ii) incurred any outstanding indebtedness for money borrowed or any other outstanding fixed, non-contingent liabilities, other than in the ordinary course of business, individually in excess of $25,000 or, in the case of such indebtedness and/or such liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any outstanding loans or advances to any person, other than ordinary advances for business-related expenses, or (iv) since December 31,1998, sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

                (d) Neither Subsidiary has, except as disclosed in the financial statements delivered to the Investors or set forth in Section 2.10 of the Disclosure Schedule, (i) since December 31,1998, declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, in each case other than to the Company, Q) incurred any outstanding indebtedness for money borrowed or any other outstanding fixed, non-contingent liabilities individually in excess of $25,000 or, in the case of such indebtedness and/or such liabilities individually less than $25,000,in excess of $50,000 in the aggregate, (iii) made any outstanding loans or advances to any person, other than ordinary advances for business related expenses, or (iv) since December 31,1998, sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

                (e) For the purposes of subsections (b), (c) and (d) above, all applicable indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company or Subsidiaries have reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                (f) Neither the Company nor either Subsidiary has engaged in the past six months in any discussion regarding the liquidation, dissolution or winding up of the Company or such Subsidiary.

          2.11 Related Party Transactions. (i) No employee, manager or member of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, and (ii) no employee, officer or director of either Subsidiary or member of his or her immediate family is indebted to either Subsidiary, nor is either Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company or either Subsidiary is affiliated or with which the Company or either Subsidiary has a business relationship, or any firm or corporation that competes with the Company or either Subsidiary, except that employees, managers or members of the Company, the employees, officers or directors of either Subsidiary and members of their immediate families may own stock in publicly traded companies that may compete with the Company or either Subsidiary. No member of the immediate family of any manager or member of the Company or of any officer or director of either Subsidiary is directly or indirectly interested in any material contract with the Company or either Subsidiary.

          2.12 Permits. The Company and each Subsidiary have all franchises, permits, licenses, and any similar authority necessary for the conduct of their business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and its Subsidiaries taken as a whole, and the Company believes it or Subsidiaries can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. Neither the Company nor Subsidiaries are in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

          2.13 Environmental g do Safety Laws. To the best of the Company's knowledge, neither the Company nor Subsidiaries are in violation of any statute, law or regulation relating to the environment or occupational health and safety, where such violation could reasonably be expected to have a material adverse effect on the business, financial condition or properties of the Company and its Subsidiaries taken as a whole and to the best of the Company's knowledge, no material expenditures are or will be required of the Company or Subsidiaries in order to comply with any such existing statute, law or regulation, where the violation of, or non-compliance with, such statute, law of regulation could reasonably be expected to have a material adverse effect on the business, financial condition or properties of the Company and its Subsidiaries taken as a whole.

          2.14 Marketing Rights. Neither the Company nor Subsidiaries have granted rights to license, market, or sell its services to any other person or is bound by any agreement that affects the Company's or Subsidiaries' exclusive right to develop, distribute, market, license or sell its services.

          2.15 Disclosure. The representations and warranties of the Company and its Subsidiaries contained in this Agreement and the written information provided by the Company and its Subsidiaries to the Investors (including any supplemental written information provided to the Investors prior to the execution of this Agreement), taken as a whole, does not contain any untrue statement of a material fact or omit to state a fact necessary in order to make the statements contained therein not misleading as of the date made and in light of the circumstances in which the same were made. As of the date hereof, there are no facts known (or which should upon the reasonable exercise of diligence be known) to the Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, financial condition or properties of the Company and its Subsidiaries taken as a whole and that have not been provided to the Investors.

          2.16 Registration Rights. The Company has not granted or agreed to grant any registration or other rights or any nature, including piggyback rights, to any person or entity.

          2.17 Financial Statements. The Company has delivered to Holdings and Investors financial statements (balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows, including notes thereto) at December 31, 1996, 1997 and 1998 and for the three years then ended which have been reviewed by Ernst & Young LLP and its financial statements (balance sheet and statement of operations) as at and for the three-month period ended March 31,1999 for the Company and Subsidiaries (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, except that the three-month Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company or Subsidiaries, as applicable, as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, neither the Company nor Subsidiaries have any liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31,1998 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company or Subsidiaries. Except as disclosed in the Financial Statements, neither the Company nor Subsidiaries are a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company and Subsidiaries maintain and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          2.18  Changes. Since December 31,1998 there has not been:

                (a) any change in the assets, liabilities, financial condition or operating results of the Company or Subsidiaries from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

                (c) any waiver by the Company or Subsidiaries of a valuable right or of a material debt owed to it;

                (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or Subsidiaries, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

                (e) any material change or amendment to a material contract or material arrangement by which the Company or Subsidiaries or any of their assets or properties is bound or subject other than in connection with the transactions expressly contemplated hereby;

                (f) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company or Subsidiaries;

                (g) any resignation or termination of employment of any key manager of the Company or officer of Subsidiaries; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such manager or officer,

                (h) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or Subsidiaries, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                (i) any declaration, setting aside or payment or other distribution in respect of any of the Company's Membership Interests or Subsidiaries' capital stock (other than to the Company), or any direct or indirect redemption, purchase or other acquisition of any of such membership interest by the Company or such stock by Subsidiaries;

                (j) to the best of the Company's knowledge, any other event or condition of any character that could reasonably be expected to materially and adversely affect the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted); or

                (k) any agreement or commitment by the Company or Subsidiaries to do any of the things described in this Section 2.18, except in connection with the transactions expressly contemplated hereby.

          2.19 Organizational Documents. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by Holdings and the Investors), the organizational documents of the Company and Subsidiaries, are in the form previously provided to Holdings and the Investors.

          2.20 Title to Property and Assets. The Company and Subsidiaries have good and marketable title to their properties and assets and has good title to all of its leasehold interests. The Company and Subsidiaries own their property and assets free and clear of all mortgages, liens, loans and encumbrances of any kind, except for (i) any liens arising by operation of law, and (ii) any encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's or Subsidiaries' ownership or use of such property or assets including, without limitation, any liens granted to third parties on assets acquired by the Company (1) for resale in the ordinary course of business or (2) pursuant to a lease or purchase money financing for use in the ordinary course of business, provided that in each case such liens do not relate to any assets of the Company other than the assets so acquired. With respect to the property and assets it leases, the Company and Subsidiaries are in compliance with such leases in all material respects and, to the best of the Company's knowledge, hold a valid leasehold interest free of any lions, claims or encumbrances.

          2.21 Employee Benefit Plans. Neither the Company nor Subsidiaries have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

          2.22 Tax Matters. (a) The Company and Subsidiaries have filed all Tax Returns as required by law. All such Tax Returns are true, correct and complete in all material respects. The Company and Subsidiaries have paid all Taxes and other assessments due (whether or not shown on any Tax Return). The provisions for Taxes of the Company and Subsidiaries as shown in the Financial Statements are adequate for Taxes due or accrued as of the date thereof. Neither the Company nor Subsidiaries currently are the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where either the Company or Subsidiaries does not file Tax Returns that the Company or Subsidiaries are or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company or Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                (b) The Company and Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third patty.

                (c) No Contributing Member (excluding Koll) or director or officer (or employee responsible for Tax matters) of the Company or Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Taxes of any of the Company and Subsidiaries either (1) claimed or raised by any authority in writing or (2) as to which any of the Contributing Members (excluding Koll) and the directors and officers (and employees responsible for Tax matters:) of the Company or Subsidiaries have knowledge based upon personal contact with any agent of such authority. The Contributing Members (excluding
Koll) have delivered to the Investors correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by either the Company or Subsidiaries since December 31, 1994.

                (d) Neither the Company nor Subsidiaries have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Neither the Company nor Subsidiaries have elected to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation, or amortization) which would have a material effect on the Company, Subsidiaries, their respective financial condition, their respective business as presently conducted or proposed to be conducted or any of their respective properties or material assets. Subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code (S)280G. Neither the

Company nor Subsidiaries are party to any Tax allocation or sharing agreement. Subsidiaries have not been a member of an affiliated group (within the meaning of Section 1504 of the Code) filing a consolidated federal income Tax Return, and neither the Company nor Subsidiary has any liability for the Taxes of any person (other than the Company or Subsidiary) under Treasury Regulation
(S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          2.23 Insurance. The Company and Subsidiaries have in full force and effect public liability insurance and fire and standard casualty insurance policies (excluding earthquake and flood insurance), with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed by fire or any covered casualty.

          2.24 Books and Records. The books and records of the Company provided to Investors reflect all transactions referred to in such books and records accurately in all material respects, and reflect all transactions in Company Membership Interests since the date of organization. The minute books and stock record books of Subsidiaries provided to Investors reflect all transactions referred to in such books and records accurately in all material respects, and in the case of me stock record books and capitalization schedules provided to Investors reflect all transactions in the capital stock of Subsidiaries since the date of incorporation.

          2.25 Labor Agreements and Actions. Neither the Company nor Subsidiaries are bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or Subsidiaries. There is no strike or other labor dispute involving the Company or Subsidiaries pending, or to the knowledge of the Company threatene4l, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company or Subsidiaries (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving the employees of the Company or Subsidiaries. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or Subsidiaries, nor does the Company or Subsidiaries have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company and Subsidiaries is terminable at the will of the Company or Subsidiary.

          2.26 Assumptions or Guaranties of Indebtedness of Other Persons. Neither the Company nor Subsidiaries are directly or contingently liable on (including, without limitation liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any person or otherwise to assure any creditor against loss)any indebtedness of any other person liabilities and has conducted no operations or business, other than incident to its corporate formation or in connection with the consummation of the transactions contemplated by this Agreement. True and correct copies of Holdings' Certificate of Incorporation and Bylaws have been delivered to the Investors and Contributing Members.

          2.27 Member or Stockholder Agreements. There are no agreements or arrangements between the Company and any of the Company's members, or to the Company's knowledge, between or among any of the Company's members, which grant voting or other rights with respect to any Company Membership Interests or which affect any shareholder's ability or right freely to alienate or vote such interests. There are no agreements or arrangements between Subsidiaries and any of their stockholders, or to Company's knowledge, between or among any of stockholders of Subsidiaries, which grant voting or other rights with respect to any shares of Subsidiary's capital stock or which affect any shareholder's ability or right freely to alienate or vote such shares.

          2.28 Year 2000 Readiness. To the Company's best knowledge and belief all of its accounting software is, and has been represented by its vendor(s) to be, Year 2000 compliant, with the exception of the mail system module of the software manufactured by CUS. CUS has represented to the Company that said CUS mail system software module requires an upgrade in order to become Year 2000 compliant, which upgrade is currently in Beta-testing and is expected to be released and installed on the Company's system prior to November 1, 199. The Company believes that the failure of the CUS mail system software module to be Year 2000 compliant would potentially cause it to incur material additional costs and expenses as a result of the need to implement workaround solutions, but the Company nevertheless believes that such workaround solutions would allow the Company to continue operate its business in an effective manner. The Company does not believe that it has any other hardware or software or electronically controlled system whose failure to be Year 2000 compliant would have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole. The Company has not undertaken any testing or independent verification of the status of any of the third party systems with which it interfaces or upon which it is otherwise dependent. The Company will make appropriate inquiries of all such third parties to the extent the failure of such third parties' systems to by Year 2000 compliant could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and the Company will develop appropriate contingency plans to address such potential failures, which the parties acknowledge could occur notwithstanding the assurances such third parties may provide. The term "Year 2000 compliant", as used herein in reference to any hardware, software, or other system, shall mean that such hardware, software, or system will (a) correctly handle and process date information before, during and after January 1, 2000, accepting date input, and performing calculations, including but not limited to sorting and sequencing, on dates and portions of dates, (b) function according to the documentation during and after January 1, 2000, without changes in operation resulting from the advent of the new century, (c) where appropriate respond to two digit date input in a way that resolves any ambiguity as to the century in a disclosed, defined and predetermined manner, (d) store and provide output of date information in ways that are unambiguous as to the century, and (e) properly manage the leap year occurring in the year 2000.

     3. Representations and Warranties of Holdings. Holdings hereby represents and warrants to the Investors and Contributing Members as follows:

          3.1 Organization, Good Standing and Qualification. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Holdings is a newly formed corporation and has no assets or liabilities and has conducted no operations or business, other than incident to its corporate formation or in connection with the consummation of the transactions contemplated by this Agreement. True and correct copies of Holdings' Certificate of Incorporation and Bylaws have been delivered to the Investors and Contributing Members.

          3.2 Capitalization and Voting Right. The authorized capital stock of Holdings consists of 75,000,000 shares of Holdings Common Stock and 25,000,000 shares of Preferred Stock ("Preferred Stock"), of which 13,000,000 shares have been designated Series A Preferred Stock. After giving effect to the Initial Closing and Additional Shares Closing and the transactions to be completed simultaneously therewith, Holdings will have 12,090,909 shares of Series A Preferred Stock outstanding all of which will be held by the Investors and 28,212,121 shares of Holdings Common Stock outstanding, all of which will be held by the Contributing Members. No options, warrants, rights (including conversion or preemptive rights) or agreements are presently outstanding for the purchase or acquisition from Holdings of any Holdings Common Stock presently outstanding.

          3.3 Authorization. All corporate action on the part of Holdings, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Right Agreement and the Stockholders Agreement, the performance of all obligations of Holdings hereunder and thereunder, the authorization, issuance (or reservation for issuance), sale and delivery of the Series A Preferred Stock being sold hereunder and the Holdings Common Stock issuable upon conversion of the Seder A Preferred Stock and the authorization, issuance, sale and delivery of the Holdings Common Stock being sold hereunder has been taken or will be taken prior to the Initial Closing, and this Agreement, the Investors' Right Agreement and the Stockholders Agreement constitute void and legally binding obligations of Holdings, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally,(ii)as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii)to the extent the indemnification provisions contained in the Investors' Right Agreement may be limited by applicable federal or state securities laws.

          3.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, statue local or provincial governmental authority on the pad of Holdings is required in connection with the consummation of die transactions contemplated by this Agreement, except for the filing pursuant to
Section 251020 of the California Corporate Securities Law of 1968,as amended, and the rules thereunder, which filing will be effected within 15 days after the she of the Series A Preferred Stock hereunder, and any other applicable state securities law filings.

          3.5 Litigation. There is no action, suit, claim, dispute, proceeding-or investigation pending or currently threatened against Holdings which questions the validity of this Agreement the Investors' Rights Agreement or the Stockholders Agreement or the right of Holdings to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or which might result either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of Holdings, financially or otherwise, or any change in the current equity ownership of Holdings. Holdings is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

          3.6 Registration Rights. Except as provided in the Investors' Rights Agreement, Holdings has not granted or agreed to grant any registration or other rights or any nature, including piggyback rights, to any person or entity.

          3.7 Valid Issuance of Series A Preferred Stock and Holdings Common Stock.

                (a) The Series A Preferred Stock which is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Investors in this Agreement will be issued in compliance wig all applicable federal and site securities laws and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities law. The Holdings Common Stock issuable upon conversion of the Series A Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Incorporation, shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws and will be free of restrictions on transfer other than restrictions on transfer under this Agreement the Investors' Rights Agreement and the Stockholders Agreement and under applicable state and federal securities law, as presently in effect of the United States and each of the states whose securities laws govern the issuance of any of me Series A Preferred Stock hereunder.

                (b) The shares of Holdings Common Stock which are being purchased by the Contributing Members hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein will be duly and validly authorized and issued, fully paid and nonassessable and, based in part upon the representations of the Contributing Members in this Agreement will be issued in compliance with all applicable federal and state securities laws and will be fee of restrictions on transfer other than restrictions on transfer under this Agreement the Investors' Right Agreement the Stockholders Agreement and under applicable site and federal securities law.

          3.8 Market Stand-Off Agreements. Holdings has obtained agreements from each of its stockholders whereby such stockholder has agreed that, during the period of duration (not to exceed 180 days) specified by Holdings and an underwriter of common stock or other securities of Holdings following the effective die of a registration statement of Holdings filed under the Act such stockholder will not, to the extent requested by Holdings and the underwriter, directly or indirectly self offer to sell, contact to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of Holdings held such stockholder at any time dung such period except common stock, if any, including such registration statement

     4. Representations and Warranties of the Contributing Members. Each of the Contributing Members severally represents and warrants to Holdings as follows:

          4.1 Company Membership Interests. Such Contributing Member has good and valid title to the Company Membership Interests owned by him, her or it as set forth in Schedule 2.2 hereto, free and clear of any claims, liens, security interests, options, charges, adverse claims and interests of others whatsoever. Upon delivery to Holdings at the Initial Closing of the certificate or certificates of interest or other instruments, if any, issued by the Company and evidencing the Company Membership Interests owned by such Contributing Member, duly endorsed by such Contributing Member for transfer to Holdings, Holdings will obtain good and valid title to such Company Membership Interests, fits and clear of any claims, liens, security interests, options, charges, adverse claims and interests of others whatsoever. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting, dividend right or disposition of such Contributing Member's Company Membership Interests. Neither the Contributing Member nor, to the Contributing Member's knowledge, the Company has any obligation, absolute or contingent, to any other person or entity to issue, sell or otherwise dispose of any Company Membership Interests or to effect any merger, consolidation, reorganization or other business combination of the Company or any Subsidiary or to enter into any agreement with respect thereto.

          4.2 Binding Effect. This Agreement and the other agreements contemplated hereby to which such Contributing Member is a patty have been duly executed and delivered by such Contributing Member, and constitute valid and legally binding obligations of such Contributing Member, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          4.3 Purchase Entirely for Own Account. This Agreement is made with each Contributing Member in reliance upon such Contributing Member's representation to Holdings, which such Contributing Member hereby confirms, that the Holdings Common Stock to be received by such Contributing Member will be acquired for investment for such Contributing Member's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereto & and that such Contributing Member has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Contributing Member further represents that such Contributing Member does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Holdings Common Stock.

          4.4 Disclosure of Information. Such Contributing Member has received and reviewed this Agreement and all annexes, schedules and exhibits hereto, and has received all such business, financial and other information as such Contributing Stockholder deems necessary and appropriate to enable him to evaluate the financial risk inherent in making an investment in Holdings Common Stock. Each Contributing Member further represents that he has had an opportunity to ask questions and has received satisfactory and complete answers from Holdings regarding the business and financial condition of Holdings and the terms and conditions of the offering of the Holdings Common Stock. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 or Holdings in
Section 3 of this Agreement or the right of the Contributing Members to rely thereon.

          4.5 Accredited Investor. Such Contributing Member is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

          4.6 Investment Experience. Such Contributing Member has such knowledge and experience in financial and business mattes alto be capable of evaluating the merit and risks of his investment in Holdings, and acknowledges that he is able to fend for himself, can bear the economic ask of his investment and has such knowledge and experience in financial or business matters that he is capable of evaluating the merit and asks of the investment in the Common Stock.

          4.7 Restricted Securities. Such Contributing Member understands that the shares of Holdings Common Stock he is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Holdings in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933,as amended (the "Act"), only in certain limited circumstances. In this connection, each Contributing Member represents that he is familiar with Rule 144 of the Act ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          4.8 Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Contributing Member further agrees not to make any disposition of all or any portion of the Holdings Common Stock unless and until the transferee has agreed in writing for the benefit of Holdings to be bound by this Section 4, provided and to the extent such section is then applicable, and the Investors' Rights Agreement and:

                (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                (b) Such Contributing Member shall have notified Holdings of the proposed disposition and shall have furnished Holdings with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by Holdings, such Contributing Member shall have famished Holdings with an opinion of counsel, reasonably satisfactory to Holdings, that such disposition will not require registration of such shares under the Act (it being. agreed that Holdings will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances).

          4.9 Legends. It is understood that the certificates evidencing the Holdings Common Stock may bear one or all of the following legends:

                (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or, if required by

Holdings, an opinion of counsel satisfactory to Holdings that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                (b) Any legend required by the laws of the State of California or any other applicable state.

     5. Representations and Warranties of the Investors. Each Investor hereby represents and warrants to Holdings that:

          5.1 Binding Effect. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          5.2 Purchase Entirely for Own Account. This Agreement is made with each Investor in reliance upon such Investor's representation to Holdings, which such Investor hereby confirms, that the Series A Preferred Stock to be received by such Investor and the Holdings Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Each Investor represents that it has full power and authority to enter into this Agreement.

          5.3 Disclosure of Information. It believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series A Preferred Stock. Each Investor further represents that it has had an opportunity to ask questions and receive answers from Holdings regarding the terms and conditions of the offering of the Series A Preferred Stock. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 or Holdings in Section 3 of this Agreement or the right of the investors to rely thereon

          5.4 Investment Experience. Each Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series A Preferred Stock. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Series A Preferred Stock.

          5.5 Accredited Investor. Each Investor is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

          5.6 Restricted Securities. It understands that the shahs of Series A Preferred Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Holdings in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, as amended, only in certain limited circumstances. In this connection, each Investor represents that it is familiar with Rule I44,as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          5.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Series A Preferred Stock (or the Holdings Common Stock issuable upon the conversion thereof) unless and until the transferee has agreed in writing for the benefit of Holdings to be bound by this
Section 4, provided and to the extent such section is then applicable, and the Investors' Rights Agreement and:

                (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                (b) Such Investor shall have notified Holdings of the proposed disposition and shall have furnished Holdings with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by Holdings, such Investor shall have furnished Holdings with an opinion of counsel, reasonably satisfactory to Holdings, that such disposition will not require registration of such shares under the Act (it being agreed that Holdings will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances).

                    Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary far a transfer by an Investor which is a partnership or limited liability company to a partner or member thereof or a retired partner or member thereof who retires after the date hereof or to the estate of any such partner or member or retired partner or member or the transfer by gift, will or intestate succession of any partner or member to his spouse or to the siblings, lineal descendants or ancestors of such partner or member or his spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Investor Maunder.

          5.8 Legends. It is understood that the certificates evidencing the Series A Preferred Stock (and the Holdings Common Stock issuable upon conversion thereof) may bear one or all of the following legends:

                (a) "These securities have not been registered undo the Securities Act of 1933. They may not be sold, offered, for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to Holdings that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                (b) Any legend required by the taws of the State of California or any other applicable state.

          5.9 Risks. Each Investor acknowledges that (a)this investment involves substantial risks; (b) the projections for the Company are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized by the Investors that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results; and (c)to succeed, the Company may need to attract additional capital and additional personnel, and there can be no assurances that the Company will be able to attract such capital or personnel.

          5.10 No Representations. Each Investor acknowledges that there have been no representations, guarantees or warranties made to it by the Company, its agent or employees, or by any other person with respect to (a) the approximate length of time that such Investor will be required to remain as the owner of the Series A Preferred Stock; or (b) the percentage of profit or amount of profit to be realized, if any, as a result of its investment.

     6.   California Commissioner of Corporations.

     THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES EXEMPT FROM QUALIFICATION BY SECTION 25100,25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     7.   Conditions to Initial Closing.

          7.1 Conditions to Investor's Obligations. The obligations of each Investor under subsection 1.3 of this Agreement are subject to the fulfillment on or before the Initial Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

                (a) Representations and Warranties. The representations and warranties of the Company contained in Section 2, Holdings in Section 3 and the Contributing Members in Section 4 of this Agreement shall be true on and as of the Initial Closing Date with the same effect as though such representations and warranties had been made on and as of the Initial Closing Date.

                (b) Performance. Each of the Company, the Contributing Members and Holdings shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before Initial Closing.

                (c)  Compliance Certificates.

                     (i) The Chef Executive Officer and Chief Financial Officer of the Company shall deliver to each of the investors or their special counsel a certificate certifying that the conditions specified in Sections 7.1(a) and 7.1 (b) with respect to the Company have been fulfilled and stating that there shall have been no adverse change in the business, affairs, operations, properties, assets or condition of the Company or Subsidiaries since December 31, 1998.

                     (ii) The Chief Executive Officer and Chief Financial Officer of Holdings shall deliver to each of the Investors or their special counsel a certificate certifying that the conditions specified in Sections 7.1(a) and 7.1(b) with respect to Holdings have been fulfilled and stating that there shall have been no adverse change in the business affairs, operations, properties, assets or conditions of Holdings since the date of its incorporation.

                (d) Qualifications. The Commissioner o f Corporations of the State of California shall have issued a permit qualifying the offer and sale of the Series A Preferred Stock and the underlying Holdings Common Stock to the Investors pursuant to this Agreement and the offer and sale of the Holdings Common Stock to the Contributing Members, or such over and sales shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended. Any other authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the securities pursuant to this Agreement shall be duly obtained and effective as of the Initial Closing.

                (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                (f) Board of Directors. Concurrently with the Initial Closing, the Board of Directors of Holdings shall be increased to five directors and the directors of Holdings immediately after the Initial Cloning Date shall consist of the following persons: Ross Dove, Kirk Dove, Blake Winchell and Hannah Sullivan, and there shall be one vacancy on the Board of Directors.

                (g) Investors' Rights Agreement. Holdings and each Investor shall have entered into the Investors` Rights Agreement in the form attached as Exhibit C.

                (h) Stockholders' Agreement. The stockholders of Holdings shall enter into a Stockholders' Agreement in the form of Exhibit D hereto.

                (i) Charter Documents. Investors shall have received a certified copy of Holdings Certificate of Incorporation, in the form attached hereto as Exhibit A

                (j) Satisfactory Due Diligence. Fremont Ventures shall have completed its due diligence with respect to the Company, Subsidiaries and Holdings and the results of such due diligence shall have been satisfactory to Fremont Ventures, as determined by it in its sole discretion.

                (k) Senior Operating Manager Search. The Company shall have made progress satisfactory to the Investors with regard to retaining a search firm to recruit a new Senior Operating Manager.

                (l) Opinion of Holdings and Company Counsel. Each of the Investors shall have received from Howard, Rico, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation ("Howard Rice"), counsel for Holdings, the Company and Subsidiaries, an opinion dated as of the Initial Closing Date, in the form of Exhibit E hereto.

                (m) Director Indemnification Agreement. Holdings shall have entered into a Director Indemnification Agreement with each of its directors in a form reasonably satisfactory to the Investors and their counsel.

                (n) Merger of the Company. The Company shall have merged with and into a Delaware limited liability company, pursuant to documentation in form and substance satisfactory to the Investors. Holdings and successor limited liability company shall have entered into a limited liability company agreement in form and substance satisfactory to the Investors.

                (o) Koll Agreements. Contributing Members and the Company shall have entered into agreements in form and substance satisfactory to the Investors pursuant to which Dove Holdings shall satisfy $875,000 of the existing fixed obligation due from Dove Holdings, Ross Dove and Kirk Dove to Koll (the "Koll Obligation") and the other obligations under or pursuant to the Agreement for Sale of Interest in Koll-Dove, dated as of October 1, 1997,among Koll, Ross Dove, Kirk Dove and Dove Holdings (such agreement as amended to date, together with the Koll Security Agreement and all other related agreement being the "Koll Agreements"), by transferring to Koll (1)7,500 shares of common stock of National Loan Exchange owned by Dove Holdings representing 3 1/3% interest in the total outstanding common stock and (2) Company Membership Interests owned by Dove Holdings representing a 7 1/7% interest in the Company. Dove Holdings shall provide to the Investor evidence satisfactory to the Investors that all obligations of the Contributing Members under the Koll Agreement have been terminated and that the security interest in the Company Membership Interest owner by the Contributing Member pursuant to the Security Agreement, dates as of October 1,1997(the "Koll Security Agreement"), by and among Koll, Ross Dove, Kirk Dove and Dove Holdings has been terminated and released. The Company shall assume Dove Holdings, Kirk Dove and Ross Dove's remaining $1,000,000 obligation to Koll under the Koll Obligation and Dove Holdings, Ross Dove and Kirk Dove will provide a guaranty to Koll regarding such $1,000,000 obligation.

                (p) Distribution of Stock of National Loan Exchange. Prior to the consummation of the transactions described in Section 7.1(o), Dove Brothers California shall distribute all of the capital stock of National Loan Exchange owned by it to its members pro rata in accordance with their respective Company Membership Interests, pursuant to documentation in form and substance satisfactory to the Investors.

                (q) Purchase of Common Stock of National Loan Exchange by the Investors. The National Loan Exchange Common Stock Purchase Agreement substantially in the form attached hereto as Exhibit F and related documentation referred to therein shall have been executed and delivered and ail of the transactions contemplated thereby shall be consummated concurrently with the Initial Closing.

          7.2 Conditions to Contributing Members' and Holding Obligations. The obligations the Contributing Members and Holdings to each other party under this Agreement are subject to the fulfillment on or before the Initial Closing Date of each of the following conditions by such party:

                (a) Representations d Warranties. The representations and warranties of the Investors contained in Section 5 of this Agreement shall be true on and as of the Initial Closing Date with the same effect as though such representations and warranties had been made. on and as of the Initial Closing Date.

                (b) Payment of Purchase Price. The Investors shall have delivered the purchase price specified in Section 1.3.

     8.   Conditions to the Additional Shares Closing.

          8.1 Conditions to the Investors' Obligations. The obligations of the Investors under Section 1.4 of this Agreement are subject to the fulfillment at or before the Additional Shares Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

                (a) Representations and Warranties. (i) The representations and warranties of the Company contained in Section 2 and of Holdings in Section 3 shall be true on and as of the Additional Shares Closing Date with the same effect as though said representations and warranties had been made on and as of be Additional Shares Closing Date and (ii) the representations and warranties contained in subsections 2.6 through 2.15,2.20, 2.2 1, 2.26 and 2.28 shall be true and correct as if made on and as of the Additional Shares Closing Date by Holdings with all references contained therein to "Company" being deemed references to "Holdings" and all references contained therein to "Subsidiaries" being deemed to include Company; that with respect to all of such representations and warranties, Holdings shall provide to Investors, if necessary, new schedules required to qualify the content of such representations and warranties not less than three business days prior to the Additional Shares Closing and the content of such schedules shall nod in the sole discretion of the Investors; reflect any material adverse change in Holdings or any change that could materially impair the value of be Series A Preferred Stock. For purposes of this Section 8.1(a), the term "material adverse change" means any change that is or is likely to be materially adverse to the business assets, prospects, financial condition or results of operations of Holdings and its subsidiaries.

                (b) Performance. Holdings shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Additional Shares Closing Date.

                (c) Compliance Certificate. The Chief Executive Officer and Chief Financial Officer of Holdings shall deliver to each of the Investors or their special counsel at the Additional Shares Closing a certificate certifying that the conditions specified in Section 8.1(a) and 8.1P) have been fulfilled and stating that there shall have been no adverse change in the business, affairs, operations, properties, assets or conditions of Holdings and its subsidiaries since the Initial Closing Date.

                (d) Qualifications. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and she of the Series A Preferred Stock and the underlying Holdings Common Stock to the Investors pursuant to this Agreement or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968,as amended. Any other authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the securities pursuant to this Agreement shall be duly obtained and effective as of the Additional Shares Closing.

                (e) Proceedings and Document. All corporate and other proceedings in connection with the transactions contemplated at the Additional Shares Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          8.2 Conditions to Holdings' Obligations. The obligations of Holdings to the Investors under Sections 1.4 of this Agreement are subject to the fulfillment on or before the Additional Shares Closing Date of each of the following conditions by such party:

                (a) Representations and Warranties. The representations and warranties of the Investors contained in Section 4 shall be true on and as of the Additional Shares Closing Date with the same effect as though such representations and warranties had been made on and as of the Additional Shares Closing Date.

                (b) Payment of Purchase Price. The Investors shall have delivered, ate Additional Shares Closing, the purchase price specified in
Section 1.4.

     9.   Miscellaneous.

          9.1 Survival of Warranties. The warranties, representations and covenants of the Company, Contributing Member, Holdings and Investors contained in or made pursuant to this Agreement shall survive t0execution and delivery of this Agreement and the Initial Closing and the Additional Shares Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors, Holdings, Contributing Member or the Company.

          9.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Series A Preferred Stock sold hereunder or any Holdings Common Stock issued upon conversion thereof or any Holdings Common Stock sold hereunder). Nothing in this Agreement express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement except as expressly provided in this Agreement

          9.3 Governing, Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

          9.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement

          9.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given for all purposes (a) upon personal delivery, (b) one day after being send when sent by professional overnight courier service from and to locations within the United Stated (c) five days after posing when sent by registered or certified mail, or (d) on the date of transmission when sent by facsimile, addressed (i) if to the Company at the address set forth on the signature pages hereto; (ii) if to the Contributing Members at the addresses set forth on the signature pages hereto; (iii) if to Holdings at the address set forth on the signature pages hereto; or (iv) if to the Investors at the addresses set forth on the signature pages hereto. Any party hereto may from time to time by notice in writing to the other parties as provided herein, designate a different mailing address or a different person to which such notices or demands are thereafter be addressed or delivered.

          9.6 Finder's Fee. Each party represent that it neither is nor will be obligated for any finder's, fee or commission in connection with this transaction. Each party to this Agreement agrees to indemnify and to hold harmless each other party to this Agreement from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such party or any of its officers, partners, employees, members or representatives is responsible.

          9.7 Expenses. Irrespective of whether the initial Closing is effected, the Company shall pay all costs and expense that it incurs with respect to the negotiation execution, delivery and performance of this Agreement including the fen and costs of Howard, Rice (counsel to the Company, Holdings Kirk and Ross Dove, Dove Holdings and the Subsidiaries) in connection with this transaction. If the Initial Closing is effected, the Company shall, at the Initial Closing, reimburse the reasonable fees and expenses of O'Melveny & Myers LLP, counsel for the Investors, and the reasonable out-of-pocket fees and expenses of the Investors incurred in connection with the transactions contemplated hereby. If the Additional Shares Closing is effected, Holdings shall at such closing, reimburse the reasonable fees and expenses of O'Melveny & Myers LLP, counsel for the Investors, and the reasonable out-of pocket fees and expenses of the Investors incurred in connection with the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Certificate of Incorporation, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          9.8 Amendments and Wavers. Any term of his Agreement may be amended and the observance of any term of this Agreement may be waved (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, Holdings, the Contributing Members and holders of Series A Preferred Stock then owning a majority of the Series A Preferred Stock and the Common Stock issued upon conversion of the Series A Preferred Stock issued pursuant to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, the Company and Holdings.

          9.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          9.10 Aggregation of Stock. All shares of the Series A Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement

          9.11 Entire Agreement. This Agreement and the document referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

          9.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

                                     THE COMPANY

                                     DOVE BROTHERS, LLC

                                     By: /s/ Ross Dove
                                         ----------------------------------

                                     Address: 1241 East Hillsdale Blvd
                                              Foster City, CA 94404
                                              Facsimile No. (650) 571-5980
                                              Attention: Chief Executive Officer

                                     HOLDINGS:

                                     DOVE PARTNERS, INC.

                                     By: /s/ Ross Dove
                                         ----------------------------------

                                     Address: 1241 East Hillsdale Blvd
                                              Foster City, CA 94404
                                              Facsimile No. (650) 571-5980
                                              Attention: Chief Executive Officer

                                     CONTRIBUTING MEMBERS:

                                     THE DOVE HOLDINGS CORPORATION

                                     By: /s/ Ross Dove
                                         ----------------------------------

                                     Address: 1241 East Hillsdale Blvd
                                              Foster City, CA 94404
                                              Facsimile No. (650) 571-5980
                                              Attention: Chief Executive Officer

                                     ROSS DOVE

                                     /s/ Ross Dove
                                     --------------------------------------

                                     Address: 1241 East Hillsdale Blvd
                                              Foster City, CA 94404
                                              Facsimile No. (650)571-5980

                                    KIRK DOVE

                                    /s/ Kirk Dove
                                    ---------------------------------------

                                    Address:  1241 East Hillsdale Blvd
                                              Foster City, CA 94404

                                              Facsimile No.  (650) 571-5980

                                    KOLL MANAGEMENT SERVICES, INC.

                                    By:   /s/ Walter [ILLEGIBLE]
                                        ----------------------------------------
                                    Title: Vice President
                                           -------------------------------------

                                    Address:  353 Sacramento St. Ste. 1900
                                              ----------------------------
                                              San Francisco, CA 94111
                                              -----------------------
                                              Facsimile No. (415) 733-5555

                                    INVESTORS:

                                    FREMONT VENTURES L.L.P.,
                                    a Delaware limited partnership

                                    By: FV, L.L.P., its General Partner

                                    By: Fremont Resources, Inc.,
                                        its General Partner

                                        By:  /s/ Blake Winchell
                                            -------------------------------
                                        Name:  W. Blake Winchell
                                              -----------------------------
                                        Title: Vice President
                                               ----------------------------

                                    Address:  Fremont Ventures L.L.P.
                                              50 Fremont Street, Suite 3 700
                                              San Francisco, CA 94105
                                              Facsimile: (415) 284-8102
                                              Attention:  W. Blake Winchell

                                  SCHEDULE 1.3

                             Schedule of Investors

                                   Number and Price of Initial       Number and Price of Additional
          Investor                  Shares of Preferred Stock           Shares of Preferred Stock
          --------                  -------------------------           -------------------------
Fremont Ventures I, L.P.           6,045,455 shares                  6,045,454 shares
50 Fremont Street, Suite 3700      $0.33 per share                   $0.33 per share
San Francisco, CA 94105            $1,995,000.15 total purchase      $1,994,999.82 total purchase price
Facsimile: (415) 284-8102          price
Attention: W. Blake Winchell